UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 16, 2012

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13615 (Commission File No.)	22-2423556 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 16, 2012, Spectrum Brands Escrow Corp. (the “Escrow Issuer”), completed its offering of an aggregate principal amount of $520 million of its 6.375% Senior Notes due 2020 (the “2020 Notes”) and an aggregate principal amount of $570 million of its 6.625% Senior Notes (the “2022 Notes” and together with the 2020 Notes, the “Notes”) and entered into the indenture governing the Notes (the “Indenture”), between the Escrow Issuer and U.S. Bank National Association, as Trustee.

Spectrum Brands, Inc. (the “Company” or “Spectrum”) intends to assume the Escrow Issuer’s obligations under the Notes (the “Assumption”) and to use the proceeds of the Notes to fund a portion of the purchase price and related fees and expenses for the previously announced acquisition of the hardware and home improvement business from Stanley Black & Decker, Inc. (the “Acquisition”). Upon the closing of the Acquisition, the Notes will be assumed by Spectrum and be fully and unconditionally guaranteed by certain of Spectrum’s subsidiaries.

If the Escrow Conditions (as defined in the Indenture), are not satisfied on or prior to April 9, 2013, or such earlier date as Spectrum determines in its sole discretion that the Escrow Conditions cannot be satisfied, the Notes will be subject to a special mandatory redemption.  Until the Assumption or the special mandatory redemption, the proceeds of the notes will be pledged for the benefit of the noteholders.

The Notes offered in the offering will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Certain terms and conditions of the Notes are as follows:

Maturity. The 2020 Notes mature on November 15, 2020.  The 2022 Notes mature on November 15, 2022.

Interest. The 2020 Notes accrue interest at a rate of 6.375% per year and the 2022 Notes accrue interest at a rate of 6.625% per year. Interest on the Notes is paid semi-annually on each May 15 and November 15, commencing on May 15, 2013.

Issue Price. The issue price of the 2020 Notes is 100.00% of par.  The issue price of the 2022 Notes is 100.00% of par.

Ranking. Following the Assumption, the Notes and the guarantees will be senior unsecured obligations of the Company and the guarantors and rank equally in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness and rank senior in right of payment to all of the Company’s and the guarantors’ future indebtedness that expressly provide for its subordination to the Notes and the guarantees. However, the Notes will be effectively subordinated to any of the

Company’s secured indebtedness, including all indebtedness under the Company’s 9.50% senior secured notes due 2018 and the Company’s ABL Facility and Term Loan Facility, to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Guarantees. Following the Assumption, the Notes will be unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings, LLC, the Company’s direct parent, and all of the Company’s domestic subsidiaries.

Special Mandatory Redemption. If the Escrow Conditions are not satisfied on or prior to April 9, 2013, or such earlier date as the Company determines in its sole discretion that the Escrow Conditions cannot be satisfied or the escrow agreement related thereto is terminated at any time prior thereto, the Notes will be subject to a special mandatory redemption.  The special mandatory redemption price for the Notes is 100% of the gross proceeds of the Notes offered hereby, plus accrued and unpaid interest to, but not including, the date of redemption.  Except as set forth above, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption. On or after November 15, 2016, Spectrum may redeem some or all of the 2020 Notes and, on or after November 15, 2017, Spectrum may redeem some or all of the 2022 Notes, in each case, at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. In addition, prior to November 15, 2016, the Company may redeem the 2020 Notes and, prior to November 15, 2017, the Company may redeem the 2022 Notes, in each case, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium. Before November 15, 2015, the Company may redeem up to 35% of the 2020 Notes, including additional notes, with the proceeds of equity sales, at a price of 106.375% of principal plus accrued interest, provided that at least 65% of the original aggregate principal amount of the 2020 Notes remains outstanding after the redemption.  Before November 15, 2015, the Company may redeem up to 35% of the 2022 Notes, including additional notes, with the proceeds of equity sales, at a price of 106.625% of principal plus accrued interest, provided that at least 65% of the original aggregate principal amount of the 2022 Notes remains outstanding after the redemption.

Change of Control. If a change of control occurs, each holder of Notes may require Spectrum to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Indenture governing the Notes contains covenants limiting, among other things, the ability of Spectrum and its direct and indirect restricted subsidiaries to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; purchase or redeem capital stock; make investments or certain other restricted payments; sell assets; issue or sell stock of restricted subsidiaries; enter into transactions with affiliates; or

effect a consolidation or merger. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the 2020 Notes and/or the 2022 Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments on such series of Notes; failure by Spectrum to accept and pay for such series of Notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with the merger covenant in the Indenture; failure to comply with certain agreements in the Indenture following notice by the Trustee or the holders of at least 25% in aggregate principal amount of such series of the Notes then outstanding; a default under any mortgage, indenture or instrument caused by a failure to pay any indebtedness at final maturity after the expiration of any applicable grace period or that results in the acceleration of any indebtedness prior to its express maturity, if the amount of such indebtedness aggregates $50 million or more; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $50 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

The holders of the Notes in addition have certain registration rights pursuant to a registration rights agreement dated as of November 16, 2012 (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, following the Assumption, Spectrum is obligated to file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer to exchange the Notes for registered Notes of the same series or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the Notes.  If Spectrum fails to satisfy these obligations, it will pay additional interest to the holders of the notes under certain circumstances.

This summary does not purport to be complete and is qualified in its entirety by reference to the Notes, the Indenture and the Registration Rights Agreement, all of which are filed as Exhibits 4.1 and 10.1 hereto and are incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registration.

Upon the Assumption, the Notes will become direct financial obligations of the Company.  The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K and other oral and written statements by representatives of the Company regarding matters such as the information regarding the terms of the Notes, the Acquisition and the Assumption may be

forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum’s ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to finance, complete the acquisition of, integrate, and to realize synergies from, the combined businesses of Spectrum and the Hardware & Home Improvement Group of Stanley Black & Decker, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum’s ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (10) Spectrum’s ability to identify, develop and retain key employees, (11) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands Holdings, Inc. and Spectrum, including each of their most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q.  Spectrum also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Neither the Company nor any of its affiliates undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01	Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Indenture governing the 2020 Notes and the 2022 Notes, dated as of November 16, 2012, between Spectrum Brands Escrow Corp. and US Bank National Association, as trustee.

10.1	Registration Rights Agreement, dated as of November 16, 2012 by and among Spectrum Brands Escrow Corp. and the investors listed on the signature pages thereto, with respect to the 2020 Notes and the 2022 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated:  November 21, 2012